Contacts:
Anthony N. Leo Jeffrey M. Hunt
Chief Executive Officer Chief Strategy Officer
727.399.5678 727.399.5687

BayFirst Financial Corp. Announces Increase to its Stock Repurchase Program

ST. PETERSBURG, Florida – November 30, 2021 — BayFirst Financial Corp. (Nasdaq: BAFN) (f/k/a First Home Bancorp, Inc., OTCQX: FHBI) (“BayFirst” or the “Company”), parent company of First Home Bank (“First Home” or the “Bank”), today announced that its board of directors amended its stock repurchase program to allow the Company to repurchase up to $450,000 of the Company’s issued and outstanding common stock per quarter. The board of directors initially authorized the program on January 26, 2021 for the repurchase of up to $100,000 per quarter and amended the program on September 9, 2021 to increase the quarterly purchase limit to $400,000.

The changes to the program will be implemented immediately and will continue until the earlier of the date an aggregate of $1,000,000 of common stock has been repurchased, with no more than $450,000 being bought back in one quarter, or October 1, 2022, or termination of the program by the board of directors.

About BayFirst Financial Corp.
BayFirst Financial Corp. (f/k/a First Home Bancorp, Inc.) is a registered bank holding company which commenced operations on September 1, 2000. Its primary source of income is from its wholly owned subsidiary, First Home Bank, which commenced business operations on February 12, 1999. First Home Bank is a Federal Reserve member and a state-chartered banking institution serving the broad spectrum of consumers and small businesses in the Tampa Bay region, supported by national business lines in residential and SBA lending. First Home utilizes these national business lines to provide financial support for the delivery and expansion of traditional banking services, and to serve as specialized lead products to introduce the Bank to new customers in the Tampa Bay region. BayFirst Financial Corp. strives to be a progressive institution in its products & services, technology, design, and social responsibility.

BayFirst Financial Corp., through the Bank, offers a broad range of commercial and consumer banking services including various types of deposit accounts and loans for businesses and individuals. As of September 30, 2021, BayFirst Financial Corp. had $943.74 million in total assets.

BayFirst Financial Corp. began trading on the Nasdaq Capital Market at the opening of trading on November 30, 2021 under the symbol “BAFN.”

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements, including, without limitation, statements preceded by, followed by or including words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could,” or “should” and similar expressions. Forward-looking statements represent the Company’s current expectations, plans, or forecasts and involve significant risks and uncertainties. Several important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include, without limitation, current and future economic and market conditions, including those that could impact credit quality and the

BayFirst Financial Corp. Press Release
November 30, 2021

ability to generate loans and gather deposits; the duration, extent and impact of the COVID-19 pandemic, including governments’ responses to the pandemic and the potential worsening of the pandemic resulting from variants of COVID-19, on our and our customers’ operations, personnel, and business activity (including developments and volatility), as well as COVID-19’s impact on the credit quality of our loan portfolio and financial markets and general economic conditions; the impact of current and future interest rates and expectations concerning the actual timing and amount of interest rate movements; competition; our ability to execute business plans; geopolitical developments; legislative and regulatory developments; inflation or deflation; market fluctuations; natural disasters (including pandemics such as COVID-19); critical accounting estimates; and other factors described in our Form S-1, as amended, and other filings with the Securities and Exchange Commission. The Company disclaims any obligation to update any of the forward-looking statements included herein to reflect future events or developments or changes in expectations, except as may be required by law.